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THE MONEY STORE INC. & SUBSIDIARIES


Exhibit 21.1     SUBSIDIARIES OF REGISTRANT



                 TMS MORTGAGE INC.
                 THE MONEY STORE/MINNESOTA INC.
                 THE MONEY STORE/D.C. INC.
                 PRINCETON ESCROW
                 THE MONEY STORE HOME EQUITY CORP.
                 THE MONEY STORE/KENTUCKY INC.
                 TMS SPECIAL HOLDINGS, INC.
                 TMS HOME HOLDINGS, INC.
                 TMS SPV, INC.
                 INTEGRATED CAPITAL GROUP
                 THE MONEY STORE HELOC HOLDINGS, INC.
                 THE MONEY STORE U.K. INC.
                 THE MONEY STORE HOLDINGS LTD
                 PLATFORM HOME LOANS LTD
                 THE MONEY STORE LTD
                 THE COMMERCE GROUP
                 MAJOR BROKERAGE CO. INC.
                 TMS VENTURE HOLDINGS INC.
                 THE MONEY STORE INVESTMENT CORP.
                 THE MONEY STORE OF NEW YORK INC.
                 TMS SBA HOLDINGS, INC.
                 TRANS-WORLD INSURANCE COMPANY
                 TMS STUDENT HOLDINGS INC.
                 EDUCAID STUDENT HOLDINGS, INC.
                 CLASS NOTES INC.
                 THE MONEY STORE COMMERCIAL MORTGAGE INC.
                 THE MONEY STORE AUTO FINANCE INC.
                 TMS AUTO HOLDINGS, INC.
                 EQUITY INSURANCE AGENCY INC.
                 THE MONEY STORE/SERVICE CORP.
                 THE MONEY STORE REALTY INC.
                 DYNA-MARK INC.
                 FIRST MONEY STORE SECURITIES INC.
                 TMS INSURANCE SERVICES CORP.
                 AE MORTGAGE SERVICES LLC
                 TMS STERLING I PLC
                 THE MONEY STORE SPV LTD